Valeritas Announces V-Go® Distribution Agreement in Israel BRIDGEWATER, New Jersey, March 28, 2019 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company and maker of V-Go® Wearable Insulin Delivery device, a simple, all-in-one, wearable insulin delivery option for patients with diabetes, today announced that it signed an exclusive distribution agreement with TRITECH BioMed for the commercialization of its V-Go® Wearable Insulin Delivery device in Israel. Under the terms of the agreement, TRITECH BioMed will have the rights to promote, market and sell the V-Go to diabetes clinics and patients in Israel. “We are excited to partner with TRITECH BioMed to bring V-Go® Wearable Insulin Delivery device to patients with diabetes who need insulin in Israel,” said John Timberlake, CEO and President of Valeritas. “There are over 600,000 adults with diabetes in Israel, and we believe V-Go can become an important tool to help patients on insulin manage their diabetes.” Valeritas will retain responsibility for product development, regulatory approval, quality management, and manufacturing while TRITECH BioMed will be responsible for sales, marketing, customer support, and distribution activities in Israel. About Valeritas Holdings, Inc. Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours, and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal- bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts. More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US. About TRITECH Ltd. Tritech has highly experienced and professional Application Engineers, supporting demand creation / design-in activities from the early stage of the project’s definition until production. Our customers and suppliers benefit from our advanced CRM and ERP fulfillment systems, supporting the entire supply chain cycle, including VMI services and EDI communication. We offer and serve our customers and principles with a long term and close partnership.

Forward-Looking Statements This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Statements or claims made by third parties regarding the efficacy or functionality of V-Go as compared to other products are statements made by such individual and should not be taken as evidence of clinical trial results supporting such statements or claims. Further, notwithstanding whether a distribution agreement has been entered into, Valeritas’ ability to launch its product in a specific country outside of the United States is dependent upon it or its distribution partner obtaining local government reimbursement pricing and possible regulatory clearance. Any forward- looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov. Investor Contacts: Lynn Pieper Lewis or Greg Chodaczek Gilmartin Group 646-924-1769 ir@valeritas.com Media Contact: Kevin Knight Knight Marketing Communications, Ltd. 206-451-4823 pr@valeritas.com